Exhibit 3.1(c)

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                               USI ATLANTIC CORP.

      This document constitutes an amendment and restatement of the original Certificate of Incorporation of USI Atlantic Corp. (the "Corporation"), which was filed with the Secretary of State of Delaware on February 14, 1995 under the name U.S. Industries, Inc. and was previously amended and restated on April 13, 1995 and May 3, 1995, and was further amended pursuant to a Certificate of Merger filed on June 11, 1998. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 245(c) and 242 of the Delaware General Corporation Law.

                                    ARTICLE I
                                      NAME

      The name of the Corporation is USI Atlantic Corp.

                                   ARTICLE II
                          ADDRESS OF REGISTERED OFFICE;
                            NAME OF REGISTERED AGENT

      The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address in the State of Delaware is The Corporation Trust Company.

                                   ARTICLE III
                               PURPOSE AND POWERS

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law ("Delaware Law"). It shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Delaware Law.

                                   ARTICLE IV
                                  CAPITAL STOCK

      SECTION 4.1 Total Number of Shares of Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 2,000(Two Thousand) shares. The authorized capital stock is divided into 1,000 (One Thousand) shares of preferred stock, of the par value of $.01 each (the "Preferred Stock"), and 1,000 (One Thousand) shares of common stock, of the par value of $.01 each (the "Common Stock").



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      SECTION 4.2 Preferred Stock. The shares of Preferred Stock of the
Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the board of directors of the Corporation (the "Board of Directors") as hereinafter provided.

            (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article IV and to the limitations prescribed by the Delaware Law, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

                        (i) the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased by resolutions of the Board of Directors unless otherwise provided in the resolution providing for the issue of such class or series, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

                        (ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

                        (iii) whether the shares of such class or series shall be subject to redemption, in whole or in part, and if made subject to such redemption the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the


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      option of the holder or holders thereof or upon the happening of a specified event;

                        (iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;

                        (v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                        (vi) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

                        (vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

                        (viii) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation; and

                        (ix) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.

      SECTION 4.3 Common Stock. The shares of Common Stock of the Corporation shall be of one and the same class. The holders of Common Stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled to vote.


                                   ARTICLE V
                               BOARD OF DIRECTORS

      SECTION 5.1 Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which shall


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consist of not less than three members. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

                        (a) adopt, amend, alter, change or repeal the ByLaws of the Corporation; provided, however, that no ByLaws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such new By-Laws had not been adopted;

                        (b) determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and

                        (c) exercise all such powers and do all such acts as my be exercised or done by the Corporation, subject to the provisions of the Delaware Law, this Certificate of Incorporation, and the By-Laws of the Corporation.

      SECTION 5.2 Number of Directors. The number of directors constituting the Board of Directors shall be determined from time to time exclusively by a vote of a majority of the Board of Directors in office at the time of such vote.

      SECTION 5.3 Vacancies. Any vacancies in the Board of Directors for any reason and any newly created directorship resulting by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, or by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class, and any directors so appointed shall hold office until the next election of directors and until their successors are elected and qualified.

      SECTION 5.4 Removal of Directors. Except as may be provided in a resolution or resolutions providing for any


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class or series of Preferred Stock pursuant to Article IV hereof with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least 66- 2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.


                                   ARTICLE VI
                STOCKHOLDER ACTIONS AND MEETINGS OF STOCKHOLDERS

      Except as may be provided in a resolution of resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by an written consent in lieu of a meeting by such holders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Elections of directors need not be by written ballot, unless otherwise provided in the ByLaws. For purposes of all meetings of stockholders, a quorum shall consist of a majority of the shares entitled to vote at such meeting of stockholders, unless otherwise required by law.


                                   ARTICLE VII
                      LIMITATION ON LIABILITY OF DIRECTORS

      No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation directors serving on committees of the Board of Directors; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is amended hereafter to authorize corporate action further eliminating or limiting the person liability of directors, then the liability of a director of the Corporation shall be


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eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

                                  ARTICLE VIII
                              AMENDMENT OF BY-LAWS

      The Board of Directors shall have the power to adopt, amend, alter, change or repeal any By-Laws of the Corporation. In addition, the stockholders of the Corporation may adopt, amend, alter, change or repeal any By-Laws of the Corporation by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class (notwithstanding the fact that a lesser percentage may be specified by Delaware Law).


                                   ARTICLE IX
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

      The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof and which relate to such class or series of Preferred Stock, any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; except that any proposal to amend, alter, change or repeal the provisions of Article 5.4, Article VI, Article VIII and this Article IX shall require the affirmative vote of 66-2/3% of the voting power of all of the shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.


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                                    ARTICLE X
                                  SEVERABILITY

      In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single Section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

      THE UNDERSIGNED, being the Senior Vice President of the Corporation, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to Delaware Law, does make this Certificate, hereby declaring and certifying that this is the act and deed of the corporation and that the facts herein stated are true, and accordingly have hereunto set my hand as of the 6th day of November, 1998.



                                    /s/ George H. MacLean
                                    -------------------------------------
                                    George H. MacLean,
                                    Senior Vice President




                                    ATTEST

                                    /s/ Steven C. Barre
                                    -------------------------------------
                                    Steven C. Barre,
                                    Assistant Secretary



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